Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         This AGREEMENT (this "Agreement"), dated as of May 17, 2000 (the "Effective Date"), is made by and between Big Technologies, Inc., a Delaware corporation (the "Company"), having offices at 236 Huntington Avenue, #215, Boston, MA 02115, TekInsight.Com, Inc., a Delaware corporation having offices at 5 Hanover Square, 24th Floor, New York, NY 10004 ("Tek"), and Kyle M. Tager, residing at 128 Exeter Street, #311, Boston, MA 02116 (the "Executive").

         WHEREAS, TekInsight.Com, Inc. ("Tek") intends to acquire Big Technologies, Inc., a Delaware corporation ("Big"), through a merger (the "Merger") of Big with and into the Company, with the Company being the surviving entity of the Merger (the "Surviving Corporation");

         WHEREAS, upon completion of the Merger, the Surviving Corporation intends to change its name to Big Technologies, Inc.;

         WHEREAS, Executive was President and a principal stockholder of Big prior to the Merger;

         WHEREAS, the Company wishes to provide for the continuing services of the Executive to serve as President and, initially, Chief Executive Officer of the Company and as a member of its Board of Directors following completion of the Merger;

         WHEREAS, Executive is willing to serve as President and, initially, as Chief Executive Officer of the Company and as a member of the Board of Directors of the Company on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions.

1.1. "Affiliate" means any person or entity controlling, controlled by or under common control with the Company.

1.2.     "Board" means the Board of Directors of the Company.

1.3. "Cause" means (a) the Executive is convicted of a felony involving actual dishonesty as against the Company or an Affiliate, or (b) the Executive, in carrying out his duties and responsibilities under this Agreement, is guilty of gross negligence or willful misconduct resulting, in either case, in material harm to the Company and/or any Affiliate (which material harm shall include harm to the Company's reputation for honest dealing and competent creation of products and performance of services) in the market for Company products and services, (c) the Executive fails to follow the lawful directions of the Board of Directors of the Company, or

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of the Board of Directors of Tek, which directions are related to the operations and business of the Company, or (d) the Executive is otherwise in breach of the terms of this Agreement having a material adverse effect on the Company.

1.4.     "Commencement Date" has the meaning set forth in Section 3 below.

1.5. "Date of Termination" means (a) in the case of a termination for which a Notice of Termination is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and
(b) in all other cases, the actual date on which the Executive's employment terminates during the Term of Employment, as that term is defined in Section 3 below.

1.6. "Disability" means the Executive's inability to render, for a period of one hundred and twenty (120) days in any period of six consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination. Notwithstanding the above, the Executive shall not be deemed disabled for the purposes of this Agreement unless he would be deemed disabled under any long-term disability policy which may be obtained by the Company or Tek for the benefit of Executive, which policy is approved in writing by Tek and/or the Company, as the case may be.

1.7. "Subsidiary" means each corporation, limited liability company, partnership, joint venture or other form of business entity more than 50% of the equity of which is beneficially owned by a Person or entity.

1.8. "Year" means each 12-month period during the Term of Employment, the first day of which commences on the Commencement Date and terminates 12 months thereafter.

2.       Employment

         The Company agrees to employ the Executive, and Executive agrees to serve the Company, upon the terms and conditions hereinafter set forth, which terms and conditions shall automatically incorporate by reference the provisions of the written employee manuals and the internal policies of the Company and Tek, as such manuals and policies may be amended by the Company and Tek at any time during the Term of Employment (as hereinafter defined), except where such internal policies and written employee manuals contain provisions which are contrary to the terms and conditions of this Agreement, in which case the terms and conditions of this Agreement shall control.

3.       Term

         Subject to the terms of this Agreement, the employment of Executive will be for a period of three (3) years, commencing on the effective date of the Merger under the laws of the State of Delaware (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Term of Employment"). On the third anniversary of the

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Commencement Date, the Term of Employment shall automatically be extended for additional one-year periods, unless not later than ninety days (90) prior to the end of the Term of Employment, as extended, either party to this Agreement shall have given written notice to the other that the Term of Employment shall not be extended beyond the expiration date of the then current Term of Employment.

4.       Position, Responsibilities and Duties.

4.1. Executive shall devote his full business time, energy, skills and attention to the performance of his duties and responsibilities hereunder and shall use his best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement.

4.2. Executive shall initially have the title and hold the position of President and Chief Executive Officer of the Company. Executive shall also serve, without additional compensation, as a director of the Company.

4.3. Executive shall initially perform the duties and shall have the responsibilities and authorities for the Company as are normally associated with the office of President and Chief Executive Officer for a corporation of the Company's size which is engaged in the type of business conducted by the Company. As President and Chief Executive Officer, Executive shall have general supervision over the business and affairs of the Company and its subsidiaries, shall report and be responsible to the Board of Directors of the Company, and shall have the powers and authority superior to those of any other officer or employee of the Company or any of its subsidiaries. However, the Board of Directors may, with Executive's participation, confer the title of Chief Executive Officer upon another person, without any diminution in the compensation or benefits payable to Executive hereunder, and after which time the Executive shall retain the title of President and shall share supervision over the business and affairs of the Company with the Chief Executive Officer in the manner decided by the Board of Directors. Executive shall perform such duties in consultation with the Company's Board of Directors and in accordance with the budget and plans approved by the Board of Directors of the Company. Initially, as President of the Company, the Executive shall, in consultation with and under the general direction of the Board of Directors, be responsible for preparing the budget for the Company and establishing the strategy and overall direction of the Company and for the implementation of the corporate plans and policies for the Company. Executive shall not be required to perform duties hereunder that would require him to relocate his residence.

5.       Compensation; Benefits; Expenses; and Bonus.

5.1. As compensation for the services to be rendered hereunder, the Company shall pay to Executive a base salary ("Base Salary") at the rate of $130,000 per annum, payable in equal installments at such times as shall be agreed upon by the Company and Executive but no less frequently than monthly. Executive's Base Salary shall also be reviewed annually by the Compensation Committee of the Board of Directors of the Company, or the full Board of Directors of the Company if no such Committee is constituted, for consideration of merit increases. In conducting any such annual review, the Compensation Committee or the Board of

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                                      -4-

Directors shall take into account any change in the Executive's responsibilities, increases in the compensation of other executives of the Company, and the salaries being paid by similarly-staged private companies in the Web design and related products and services industry that have similar financial results and operating performance, the performance of the Executive and other pertinent factors. Once increased, the Base Salary can not be decreased.

5.2. During the Term of Employment, the Executive shall be eligible to participate, as determined by the Compensation Committee of the Board of Directors or the full Board of Directors of the Company and/or Tek (as applicable), in the event no separate Compensation Committee is established, in all incentive compensation, bonus, and benefit plans and programs howsoever defined and maintained by the Company and Tek for the benefit of its executives and employees, including without limitation bonuses, stock option plans or other stock-based compensation plans, or equity appreciation plans, disability and retirement plans.

5.3. The Company shall advance and/or reimburse reasonable travel and other reasonable out-of-pocket expenses incurred or to be incurred by Executive in rendering the services hereunder on behalf of the Company in accordance with the Company's then current policies regarding same.

5.4. During the Term of Employment, Executive shall be entitled to three weeks of paid vacation (or longer if longer periods are provided to other management employees of Tek, the Company or its Subsidiaries, and such other fringe benefits and perquisites as may be provided to other management employees of the Company or its Subsidiaries).

6.       Insurance.

6.1. Company shall, for so long as Executive is employed by it, pay for the benefit of Executive the premiums on a life insurance policy insuring the life of Executive in the amount of $50,000 from the Commencement Date through the first anniversary of the Commencement Date, in the amount of $75,000 from the first anniversary through the second anniversary of the Commencement Date, and in the amount of $100,000 from the second anniversary through the third anniversary of the Commencement Date. In the event of the periodic extension of this Agreement pursuant to the provisions of Section 3 hereof, the Company and the Executive shall agree upon an increase in the amount of insurance coverage for each extended period. The Company in its discretion may at any time after the execution of this Agreement apply for and procure as owner and for its own benefit, key man life insurance on the life of Executive, and Executive shall have no interest whatsoever in any such key man policy, Executive shall at the request of the Company cooperate with the Company in assisting it to obtain or maintain such coverage.

6.2. Company shall, for so long as Executive is employed by it, pay for the benefit of Executive and Executive's Family the premiums for medical insurance, including basic as well as major medical coverage, pursuant to such policies as are made available to other senior executives of Tek or the Company, and on the same basis therefor. The Company shall also, for so long as Executive is employed by it, obtain and pay the premiums for the benefit of Executive

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disability insurance policy, on such terms as shall be agreed to by the Company and the Executive.

7.       Non-Competition and Confidential Information.

7.1. Executive will not at any time, whether during or after the Term of Employment, reveal to any person or entity any of the Confidential Information of the Company or Tek, which includes the information of their Affiliates, or of any third party which the Company or Tek, or their Affiliates, are under an obligation to keep confidential. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by Executive or any other employee or contractor for the Company or Tek , or their Affiliates or received by the Company or Tek or their Affiliates from an outside source, which is in the possession of the Company or Tek or their Affiliates (whether or not the property of the Company or Tek), which in any way relates to the present or future business of the Company or Tek including their Affiliates, or any customer or supplier of the Company or Tek or their Affiliates, and which is maintained in confidence by the Company or Tek and/or their Affiliates. Without limiting the generality of the foregoing, "Confidential Information" shall mean all trade secrets, know-how, proprietary information and other information or data relating to the present or future business of the Company or Tek and their Affiliates which is in the possession of the Executive or which has previously been delivered to him, including but not limited to:

                (i) any idea, improvement, invention, innovation, development technical data, design, formula, device, pattern, concept, computer program, software, firmware, source code, object code, algorithm, subroutine, object module, schematic, model, diagram, flow chart, chip masking specification, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

                (ii) the name of any customer, employee, prospective customer or consultant, any sales plan, marketing material, plan or survey, business plan, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the business of the Company or its Affiliates.

                (iii) Notwithstanding the foregoing, the term Confidential Information shall not apply to information (u) disclosed by Executive during the term of his employment in the course of his duties hereunder and Executive reasonably determines in good faith that it is in the best interests of the Company and Tek to do so, (v) Executive is compelled pursuant to an order of a court or other body having jurisdiction over such matter to

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                                      -6-

                           do so (in which case the Company shall be given prompt written notice of such intention to divulge such Confidential Information not less that five (5) days prior to such disclosure or such shorter period as the circumstances may reasonably permit), (w) which the Company, Tek or an Affiliate of either has voluntarily disclosed to the public without restriction, (x) which has otherwise lawfully entered the public domain, (y) which the Company or Tek or an Affiliate thereof has permitted Executive to disclose by its prior written consent; or (z) which Executive may disclose at a forum, workshop or round table conference with the prior knowledge and consent of the Company or Tek or an Affiliate thereof.

7.2. Executive further represents that Executive's performance of all of the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence Confidential Information acquired by Executive prior to employment by the Company. Executive has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith.

7.3. During the Term of Employment, Executive agrees not to make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of Company, Tek or their Affiliates concerning any of their dealings or affairs otherwise than for the benefit of the Company, Tek and their Affiliates. Executive further agrees, after the termination of his Employment, not to use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials including the Company's or Tek's manuals and policy statements or those of their Affiliates, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company or Tek, as applicable, subject to the obligation of confidentiality created herein. Executive agrees that within ten (10) days after the termination of Executive's Term of Employment, Executive shall either (i) deliver all of the foregoing, and all copies thereof, to the Company, at its main office, or (ii) destroy all of the foregoing, and all copies thereof, and deliver a sworn notice to the Company certifying to such destruction.

7.4. For a period of one (1) year following termination of Executive's employment with the Company (the "Non-Competition Period"), if such termination was either voluntary by resignation on the part of the Executive or at the request of the Company for Cause, Executive agrees not to either directly or indirectly, as an owner, principal, manager, stockholder, consultant, director, officer or employee of any business entity:

         (a) engage in or have a financial interest in, any business which is competitive with the business of the Company; provided, however, that nothing contained herein shall preclude the Executive from purchasing or owning less than five percent (5%) of the stock or other securities of any company with publicly-held securities; or
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         (b) contact or solicit any employee, consultant, independent contractor, or agent of the Company and/or Tek with the intention or effect of encouraging such party to terminate his or her employment, agency or other relationship, as applicable, with the Company or Tek; or

         (c) contact or otherwise solicit, accept business from, or compete for existing or prospective customers or suppliers, licensors or licensees, franchisors or franchisees of the Company and/or Tek with the intention or effect of encouraging such party to terminate or reduce the volume of its business with the Company and/or Tek or to place any portion of its business elsewhere; provided, that in the case of termination of the Executive without Cause, then during the Non-Competition Period, the Executive shall only be prohibited from engaging in activities covered by Section 7.4(b).

         For the purposes hereof, a business will be deemed competitive with the business of the Company or in competition with the Company if it is carried on anywhere in the United States and Canada or other parts of North America and if it involves the performing of services and/or the production, manufacture, distribution, sale or development of any product or services relating to the development of Web sites or applications accessible over the Internet for local and state governments or for not-for-profit entities (the "Work Scope") and/or the licensing of any process or technology similar to those utilized, developed or being developed by the Company during the period in which Employee is employed or otherwise affiliated with the Company which is within the Work Scope. The determination of whether services are within the Work Scope shall be solely within the reasonable discretion of Company's Board of Directors, whose decisions will be final and binding, absent a non-appealable final order by a court with jurisdiction that such Board of Directors acted unreasonably.

7.5. Upon the termination or expiration of this Agreement or at such other time as the Company and its Affiliates may request, Executive agrees to return to the Company all originals and copies, whether generated by Executive or anyone else, of all versions of software code in hard copy or machine readable form, all document files, lists, forms, contracts, notebooks, rolodexes, keys, credit cards, and any other material which came into, and continues to be in, Executive's possession and relate to the Company, its Affiliates and their respective businesses or their potential acquisitions and investments, except to the extent such documents, notebooks or code subsist in computers which are the property of Executive, and Executive will be deemed to have returned such to the Company and/or its Affiliates by printing a hard copy of such and submitting a certificate affirming under oath that the information has been deleted.

7.6. Executive recognizes that the Company and its Affiliates develop highly-specialized services in competition with other business entities throughout the United States, Canada and other parts of North America, which products and services are designed to compete in regional, nation-wide and other North American markets. In light of the highly competitive nature of the Company's services, Executive agrees that the restrictions contained in this
Section 7 are reasonable and cannot be limited to any geographic area within the United States, Canada or other parts of North America or to any narrower field. The Executive acknowledges that the provisions of this Section 7 are essential to the continued goodwill and profitability of the Company and Tek and necessary for the preservation of confidentiality of Confidential

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Information, and further acknowledges that the application or operation thereof will not involve a substantial hardship upon his future livelihood. Should any court determine that the provisions of this Section 7 shall be unenforceable in respect of scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Company and Tek, to the fullest extent permitted by applicable law, the benefits intended by this Section 7.

8.       Publications

         While the Company recognizes the importance of publishing technical articles and making presentations at technical symposiums and the like and generally encourages such academic activities, in the interests of insuring appropriate protection of Executive's work product and insuring that Confidential Information or other Proprietary nonpublic information of the Company is not inadvertently disseminated, Executive agrees that he shall not publish or cause to be published any articles, oral presentations, or other materials related to the business or activities of the Company, its Affiliates or its clients without first obtaining the consent of the Company.

9.       Developments Agreement

9.1. If at any time or times during Executive's Employment, including Executive's employment by Big prior to the Merger, Executive (either alone or with others) made or makes, conceives, discovers or reduces to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data technique know-how, secret or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that relate to the business of the Company, its Affiliates, or that of any supplier or customer of the Company with respect to any of the goods and services sold, licensed or under development by the Company, or result from the use of premises or personal property, tangible or intangible, owned, leased or contracted for by the Company or its Affiliates, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company or its Affiliates, and Executive shall promptly disclose to the Company (or any persons designated by it) each such Development. Executive hereby assigns any rights which Executive may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

9.2. Upon disclosure of each Development to the Company, Executive will, during the Term of Employment and at any time within two years thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company or its Affiliates and its duly authorized agents may reasonably require:

         (i) to apply for, obtain and vest in the name of the Company or its Affiliates alone (unless the Company otherwise directs) letters patent, copyrights or other analogous or other forms of intellectual property


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                                      -9-

                     protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

         (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright, or other analogous protection, or other forms of intellectual property protection. In the event the Company or its Affiliates is unable, after reasonable effort, to secure Executive's signature on letters patent, copyright or other analogous or other form of intellectual property protection relating to a Development, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact, to act for and in Executive's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Executive.

9.3. Executive understands that the Developments including, but not limited to, those identified in the pages, if any, attached hereto which Executive can demonstrate to the satisfaction of the Company or its Affiliates were made or conceived prior to Employment by the Company or Big, are excluded from this Agreement. Executive understands that he may have to provide a short description of such excepted Developments and that it may not be sufficient to list the title and purpose of such Developments.

9.4. To the maximum extent permitted by law, all written material or material committed to a fixed form and components thereof, prepared in the course of Executive's employment with Company and its Affiliates, or prior to the Commencement Date while Executive was an employee of Big, including rough drafts and other materials created in the developmental stages of preparation of finished materials, shall be regarded as "works for hire" for the Company. Executive agrees that all such materials and components thereof as described, may be used by the Company without additional compensation to Executive and that the Company shall have the right to change any such materials. Executive furthermore assigns all rights, title and interest in and to all said materials and components thereof, as aforedescribed, including all worldwide copyright rights including any renewals or extensions available thereon, and agrees to execute whatever Powers of Attorney, or other documents which the Company deems necessary or advisable to apply to obtain, or maintain, such copyright protection or to otherwise better enjoy the rights granted in this Section 9.

10.      Death or Disability of Executive; Other Termination.

10.1. The Company may terminate the Executive's employment hereunder due to Disability. In the event of the Executive's death or a Termination of the Executive's employment due to

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Disability, the Executive, his estate or his legal representative, as the case may be shall be entitled to receive:

         (i) Base Salary continuation at the rate in effect on the date of Termination through the end of the year in which the Executive died or, in the case of a Disability, through the date on which Executive begins to receive disability benefits;

         (ii)        Any deferred compensation not yet paid to the Executive;

         (iii) Reimbursement for expenses incurred but not yet paid prior to such death or Disability;

         (iv) Continued health insurance for Executive's family for the balance of the coverage year in which Executive died or became Disabled to the extent that such benefits legally can be provided by the Company; and

         (v) Any other compensation or benefits which may be owed or provided to the Executive in accordance with the terms and provisions of any applicable agreements, plans and programs of or made by the Company.

         Unless otherwise previously directed by Executive (or, in the case of any benefit plan qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Code"; any such plan hereinafter referred to as a "Qualified Plan"), as may be required by such Qualified Plan), all amounts payable under this Section 10.1 shall be paid, as applicable, either to Executive or his estate or designated beneficiaries and, at the Company's discretion, either in a lump sum in cash within thirty (30) days after Executive's death or Disability, or otherwise in accordance with the terms of the Company's regular schedule of Base Salary payments any applicable plan or law; provided, however, that if the Company elects to make a lump sum payment, such payment shall be equal to the present value of all amounts so owed, using a discount rate to be agreed upon by the parties hereto.

10.2. The Company may terminate the Executive's employment hereunder for Cause. If the Company terminates the Executive's employment for Cause, the Executive shall be entitled to receive:

         (i) his Base Salary at the rate in effect at the time of such termination through the Date of Termination

         (ii) any deferred compensation and any accrued vacation pay as of the Date of Termination;

         (iii) reimbursement for expenses incurred, but not yet paid prior to such Date of Termination; and

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         (iv)        any other compensation or benefits which may be owed or
                     provided to the Executive, in accordance with the terms and provisions of any applicable agreements, plans and programs of or made by the Company, through the Date of Termination.

         All amounts payable under this Section 10.2 shall be paid to Executive in a lump sum within thirty (30) days after the Date of Termination, and, otherwise, in accordance with the terms of any applicable plan or law.

10.3. In the event of a proposed Termination by the Company for Cause under Sections 1.3(c) or (d), the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board of Directors of the Company (excluding Executive) or of Tek, if applicable (excluding Executive, if relevant) (the "Notice"), that the Company intends to terminate the Executive's employment for Cause. Such notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's Employment for Cause. The Executive shall be given the opportunity within ten (10) calendar days of the receipt of such Notice to meet with the relevant Boards of Directors to defend such act or acts, or failure to act, and the Executive shall be given ten (10) days after such meeting to correct such acts or failure to act; provided, that if such act or failure to act reasonably requires a longer period to correct, Executive shall be provided such longer period as shall be reasonably specified by the relevant Boards of Directors. If such acts or failure to act (i) are not correctable, or (ii) upon failure of the Executive, within such periods provided above, to correct such acts or failure to act, the Executive's employment by the Company shall automatically be terminated for Cause immediately upon receipt of the Notice, or as of the date specified in the Notice, respectively. If, in the reasonable determination of the Board of Directors that issued the Notice, the Executive corrects such acts or failure to act, then the Notice shall be automatically revoked and shall be of no further force or effect. Termination for Cause under Sections 1.3(a) and
(b) shall be immediate upon receipt of the Notice for Cause as provided herein.

10.4. In the event the Company seeks to terminate Executive's Employment without Cause, the Executive shall be entitled to all of the rights and benefits which the Executive would be entitled to under this Agreement as follows:

         (i) At the Company's option, either a lump sum payment in an amount equal to the Base Salary owed through the end of the Term of Employment (discounted at a rate to be agreed to by the parties hereto) or those payments of Base Salary through the Term of Employment, paid at such times as is in accordance with the terms of this Agreement;

         (ii) Any payment of deferred compensation and any accrued vacation pay, accrued through the Date of Termination (calculated, pro rata, with the Date of Termination being deemed the last day of the Fiscal Year);

         (iii) Reimbursement for expenses incurred but not paid prior to such termination of employment; payment or award of any other compensation benefits which may be owed or provided to the Executive in accordance with the terms and provision of any applicable agreements, plans and programs of or made by the Company. All outstanding warrants and options granted to Executive which require a vesting period shall immediately be vested and the Company (or Tek, as applicable) shall be deemed to have waived such vesting periods; and

         (iv) Continued health insurance for Executive's immediate family for the balance of the coverage year in which Executive's employment is terminated to the extent that such benefits can legally be provided by the Company.

For purposes of this Agreement, the Executive's Employment shall be deemed to have been terminated without Cause (x) following a material breach by the Company of this Agreement, which breach is not cured within thirty (30) days after notice from Executive thereof, (y) following Executive's voluntary termination of employment, such that he is employed by neither Tek nor the Company upon consummation of a Change of Control, or (z) following a breach of section 18.2(a) of this Agreement. A "Change in Control" shall be deemed to occur upon any of the following: (A) acquisition by any one "person" (as such term is defined in section 3(a)(9) of the Securities and Exchange Act of 1934, as amended, and used in section 13(d) and section 14(d) thereof, including "group" as defined in section 13(d) thereof) of 33% or more of Tek's or the Company's voting shares without the prior express approval of Tek's or the Company's respective Board of Directors; (B) acquisition by any one "person" (as referred to in the preceding phrase) of more than 50% of Tek's or the Company's voting shares, respectively; (C) directors elected to the Board of Directors of Tek or of the Company, respectively, over any 24 month period not nominated by Tek or the Company representing 30% or more of the total number of directors constituting the respective Board of Directors at the beginning of the period (or such nomination results from an actual or threatened proxy contest); (D) any merger, consolidation or other corporate combination upon the completion of which Tek's or the Company's shares do not represent more than 50% of the combined voting power of the resulting entity; and (E) upon the sale of all or substantially all of the consolidated assets of Tek or the Company, other than a distribution to shareholders of Tek or the Company, respectively.

         All amounts payable under this Section 10.4 shall be paid to Executive at the discretion of the Company either in a lump sum within thirty (30) days after the Date of Termination, or in accordance with the terms of any applicable plan or law; provided, however, that a lump sum payment shall be equal to the present value of such owed amounts and shall be discounted at a rate to be agreed to by the parties hereto.

10.5. The Company agrees that if Executive's employment with the Company is terminated prior to end of the Term of Employment, as such may be extended, for any reason whatsoever, Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by the Company pursuant to this Agreement. Further, the amount of payment provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another employer or otherwise; and the amount of any benefit (other than health and medical benefits provided for in Section 5 hereof) provided for in this Agreement shall not be reduced by any benefit provided to Executive as the result of employment by another employer or otherwise. The Company shall have the right to set off and apply against any amount due and payable to Executive hereunder any amounts then due and owing by Executive to the Company or any Subsidiary or Affiliate thereof under a note or contract executed by the Executive with respect to advances of funds made by, or indebtedness or other obligations owed to, the Company; provided, that this right of set off shall not apply to any claim asserted by Tek, the Company or its Affiliates against the Executive in any litigation.

10.6. The Company may not terminate the Executive without Cause prior to April 15, 2001.

         Notwithstanding anything to the contrary in any other agreement between Tek or the Company, on the one hand, and Executive, on the other hand, upon the occurrence of a Change in Control any and all options or other stock-based compensation as referred to in Section 5.2 hereof granted to Executive (or his assignees), to the extent not theretofore vested, unless duly assumed or continued, shall be fully vested and, with respect to any and all shares of stock theretofore issued to Executive bearing restrictions on transfer imposed by Tek or the Company (rather than the impact of applicable securities laws and regulations), such restrictions shall thereupon lapse.

11.      Survival of Obligations.

         Notwithstanding the expiration of the Term of Employment or the earlier termination of this Agreement, any duty or obligation which has been incurred and which has not been fully observed, performed and/or discharged, and any right, unconditional or conditional, which has been created and has not been fully enjoyed, enforced, and/or satisfied, shall survive such expiration or termination until such duty or obligation has been fully observed, performed and/or discharged and such right has been enforced, enjoyed and/or satisfied. Additionally, the parties agree that the obligations set forth in Sections 7, 8 and 9 shall survive such termination or expiration in accordance with their terms without time limitation.

12.      Remedies.

12.1. The parties recognize that the provisions of Sections 7, 8 and 9 hereof are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable to such purpose. Executive acknowledges and agrees that money damages would not adequately compensate the Company for any breach of these provisions and will cause the Company substantial and irreparable damage and therefore, in the event of such a breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

12.2. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections 7, 8 or 9 hereof, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction or restraining order in favor of the Company or any Affiliate, all expenses (including reasonable attorneys' fees) of the Company or any Affiliate in such action, suit or other proceeding shall be paid promptly by Executive.

13.      Notices.

         All notices or other communications hereunder shall be in writing and shall be given by hand-delivery, overnight courier, facsimile, e-mail, or by registered or certified mail, return receipt requested, postage prepaid, to the other party addressed as follows:

        If to the Executive:       Kyle M. Tager (at the address above)
                                   Fax: (415) 740-8558
                                   email: kyle@tager.com

        With a copy to:            Sheldon I. Hirshon, Esq.
                                   Proskauer Rose LLP
                                   1585 Broadway
                                   New York, New York 10036
                                   Fax: 212-969-2900
                                   E-mail address: shirshon@proskauer.com, alee@proskauer.com

        If to the Company:         Big Technologies, Inc. (at the address above)
                                   Fax: (415) 740-8558
                                   email: kyle@tager.com

        With a copy to:   Peter W. Rothberg, Esq.,
                                   Nixon Peabody LLP
                                   437 Madison Avenue
                                   New York, New York 10022
                                   Fax: 212-940-3111
                                   E-mail address: prothberg@nixonpeabody.com

         Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and Communications shall be deemed to have been given or delivered three days after the date mailed in any general or branch United States Post Office enclosed in a registered, postpaid envelope addressed to the address of the respective parties stated above, or on the date of hand delivery if delivered by hand provided there is an appropriate receipt, or one day after delivery to a nationally recognized overnight carrier, or upon delivery if delivered by facsimile or e-mail, with confirmation back.

14.      Waiver.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

15.      Indemnification.

15.1. General. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company, or any other Affiliate or is or was serving at the request of the Company, or any other Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company and/or the Affiliate as permitted by and to the fullest extent authorized by Delaware law and any other applicable law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of his/her heirs, executors and administrators.

15.2. Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, reasonable attorneys' fees, reasonable accountants' fees, and disbursements and costs of attachment or similar bonds, reasonable investigations, and any reasonable expenses of establishing a right to indemnification under this Agreement.

15.3. Advances of Expenses. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company or the Affiliate in advance upon request of the Executive that the Company pay such Expenses, subject to the restrictions of Delaware law.

15.4. Notice of Claim. The Executive shall give to the Company notice of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power.

15.5. Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof:

         (a) The Company will be entitled to participate therein at its own expense; and

         (b) Except as otherwise provided, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive (subject to Nixon Peabody LLP being hereby approved as counsel). The Executive also shall have the right to employ his own counsel in such action, suit or proceeding and the fees and expenses of such counsel (which shall be not more than one such counsel or law firm) shall be at the expense of the Company, if the Company fails to assume the defense of the action, as aforesaid. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or the Affiliate or as to which the Executive shall have reasonably concluded, based on opinion of counsel, that there exists a conflict of interest between the Company or the Affiliate, on the one hand, and the Executive, on the other hand, in the conduct of the defense of such action, and Executive may engage separate counsel in those circumstances.

         (c) The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without Executive's written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

15.6. Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, or any provision of the certificate of incorporation or by-laws of any of the Company or its Affiliates.

16.      Severability.

         The invalidity or unenforceability of any provisions hereof shall now be in any affect the validity or enforceability of any other provision.

17.      Modification.

         This Agreement cannot be changed, modified or discharged orally, except if consented to in writing by both parties.

18.      Assignment.

18.1. The Executive. This Agreement is personal to the Executive and without the prior express written consent of the Company shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, or intestate succession. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives. The parties agree that Executive's immediate family members are the intended third-party beneficiaries of certain provisions of this Agreement, with the right to enforce such provisions as fully as if they were parties to this Agreement.

18.2. The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such transactions shall be a breach of this Agreement and shall entitle Executive to compensation and benefits from the Company in the same amount and on the same terms to which Executive would be entitled hereunder if the Company terminated his employment without Cause, except that for purposes of implementing the foregoing, the date on which any such transaction becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (b) The Company may not assign this Agreement except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Company; provided that such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in Section 18.2(a) above.

19.      Withholding.

         The Company may withhold from any amounts payable under this Agreement such as federal, state or local income taxes as shall be required to be withheld pursuant to any applicable law or regulations.

20.      Applicable Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth, without regard to conflicts of law principles.

21.      Contract Headings.

         All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

22.      Entire Agreement.

         The foregoing contains the entire agreement of the parties and supersedes any prior understanding or agreement relating to the subject matter hereof.

23.      Representation.

         The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any Agreement between the Company and any other persons, firm, organization or any applicable laws or regulations.

         IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.

                                     BIG TECHNOLOGIES, INC.



                                     By:______________________________________




                                     By:______________________________________

                                                 Kyle M. Tager

                                     TEKINSIGHT.COM, INC.



                                     By:______________________________________